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                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of U.S. Industries, Inc. for the registration of its 7 1/4% Senior Notes and to the incorporation by reference therein of our report dated November 11, 1996, with respect to the consolidated financial statements and schedule of U.S. Industries, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

                                        /s/ Ernst and Young LLP


     New York, New York
     January 21, 1997


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